Exhibit (a)(1)(F)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

Give the SOCIAL
SECURITY number
For this type of account:		of —
1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC account	The owner(3)

Give the EMPLOYER
IDENTIFICATION number
For this type of account:		of —
6.	A valid trust, estate, or pension trust	Legal entity(4)
7.	Corporate or LLC electing corporate status on form 8832 account	The corporation
8.	Partnership or multi-member LLC account held in the name of the business	The partnership
9.	Association, club or other tax-exempt organization	The organization
10.	A broker or registered nominee	The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as State or local government, school, district, or prison) that received agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Show the name of the owner. You must show your individual name, but you may also enter your business or “doing business as” name. Either your social security number or employer identification number (if you have one) may be used.

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in this account title.)

Note:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don’t have a taxpayer identification number (“TIN”) or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card at the local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number, or Form W-7, Application for IRS Individual Taxpayer Identification Number, from the Internal Revenue Service by calling 1-800-Tax-Form (1-800-829-3676) or from the IRS’s Internet website at www.irs.gov. If you do not have a TIN, write “Applied For” in the space for the TIN.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include:

 1. An organization exempt from tax under section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

 2. The United States or any agency or instrumentality thereof.

 3. A State, the District of Columbia, a possession of the United States, or any subdivision of a foreign government, or any agency or instrumentality thereof.

 4. A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 5. An international organization or any agency, or instrumentality thereof.

Payees that may be exempt from backup witholding include:

 6. A corporation.

 7. A foreign central bank of issue.

 8. A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

 9. A common trust fund operated by a bank under Section 584(a).

10. A financial institution.

11. A real estate investment trust.

12. A futures commission merchant registered with the Commodity Futures Trading Commission.

13. An entity registered at all times under the Investment Company Act of 1940.

14. A trust exempt from tax under Section 664 or Section 4947.

15. A middleman known in the investment community as a nominee or custodian.

If the payment is for...	THEN the payment is exempt for...

Interest and dividend payments	All exempt recipients except for 12.
Broker transactions	Exempt recipients 1 through 13.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice. — Section 6019 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. — Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
OR THE INTERNAL REVENUE SERVICE.

3